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                                                                     EXHIBIT 3.1


                       NATIONWIDE HEALTH PROPERTIES, INC.

                             Articles Supplementary


     NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation, having its principal Maryland office in Baltimore, Maryland (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by the Amended and Restated Articles of Incorporation of the Corporation (the "Articles"), the Board of Directors has duly classified 1,000,000 shares of the Preferred Stock (par value $1.00 per share) of the Corporation as 7.677% Series A Cumulative Preferred Step-Up REIT Securities (par value $1.00 per share) of the Corporation (the "StREITs(SM") and has provided for the issuance of such shares.

     SECOND: The StREITs(SM) classified hereby shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption and shall be subject to all provisions of the Articles relating to the stock of the Corporation generally:

     1.   Designation and Amount.

          The designation of StREITs(SM) described in Article FIRST hereof shall be "7.677% Series A Cumulative Preferred Step-Up REIT Securities (par value $1.00 per share)." The number of shares of StREITs(SM) to be authorized shall be 1,000,000.

     2.   Dividends and Distribution Provisions.

          (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, holders of StREITs(SM) shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.677% of the liquidation preference per annum (equivalent to $7.677 per share per annum) through September 30, 2012 and at the rate of 9.677% of the liquidation preference per annum (equivalent to $9.677 per share per annum) thereafter. Such dividends shall be cumulative from the date of original issue and shall be payable quarterly in arrears on the last day of March, June, September and December or, if not a business day, the next succeeding business day (each, a "Dividend Payment Date"). The first dividend will be due on December 31, 1997. Such first dividend and any dividend distribution payable on the StREITs(SM) for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in
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the records of the Corporation at the close of business on the applicable record date, which shall be on such date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

          (b) Dividends on the StREITs(SM) will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.
No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the StREITs(SM) which may be in arrears. Holders of the StREITs(SM) will not be entitled to any dividends in excess of the full cumulative dividends as described above.

          (c) If, for any taxable year, the Company elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the "Code")) any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of shares of capital stock, including preferred shares (the "Total Dividends"), then the portion of the Capital Gains Amount that will be allocable to the holders of StREITs(SM) will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of the StREITs(SM) for the year and the denominator of which will be the Total Dividends.

          (d) If any StREITs(SM) are outstanding and except if the Company determines it is necessary to maintain its status as a REIT, no dividends shall be declared or paid or set apart for payment on any series of capital stock of the Corporation ranking, as to dividends, on parity with or junior to StREITs(SM) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the StREITs(SM) for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the StREITs(SM) and the shares of any other series of capital stock ranking on parity as to dividends with the StREITs(SM), all dividends declared upon StREITs(SM) and any other series of capital stock ranking on parity as to dividends with StREITs(SM) shall be declared pro rata so that the amount of dividends declared per share on the StREITs(SM) and such other series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the StREITs(SM) and such other series of capital stock bear to each other.

          (e) Except as provided in Section 2(d) or if the Company determines it is necessary to maintain its status as a

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REIT, unless full cumulative dividends on the StREITs(SM) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other capital stock ranking junior to StREITs(SM) as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other dividend shall be declared or made upon the shares of Common Stock or any other capital stock of the Corporation ranking junior to or on parity with StREITs(SM) as to dividends or amounts upon liquidation, nor shall any shares of Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with StREITs(SM) as to dividends or amounts upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to StREITs(SM) as to dividends and amounts upon liquidation).

          (f) Any dividend payment made on the StREITs(SM) shall first be credited against the earliest accrued but unpaid dividend due with respect to the StREITs(SM) which remains payable.

     3.   Liquidation Rights.

          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any shares of Common Stock or any other class or series of capital stock of the Corporation ranking junior to StREITs(SM) in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of StREITs(SM) shall be entitled to receive out of assets of the Corporation legally available for distribution to stockholders, liquidation distributions in the amount of the liquidation preference of $100.00 per share, plus an amount equal to all distributions accrued and unpaid thereon. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of StREITs(SM) will have no right or claim to any of the remaining assets of the Corporation. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidation distributions on all outstanding StREITs(SM) and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on parity with the StREITs(SM) in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation ("Parity Shares"), then the holders of the StREITs(SM) and all other Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.


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          (b) A consolidation or merger of the Corporation with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation.

     4.   Redemption.

          (a) The StREITs(SM) are not redeemable prior to September 30, 2007.
On and after September 30, 2007, the Corporation at its option upon not less than 30 nor more than 60 days' written notice, may redeem the StREITs(SM), in whole or in part, at any time or from time to time, for cash at a redemption price of $100.00 per share, plus an amount equal to all dividends accrued and unpaid thereon to the date fixed for redemption, without interest. The redemption price of the StREITs(SM) (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of proceeds from the sale of other capital stock of the Corporation, which may include common stock, preferred stock, depositary shares, participation or other ownership interests in the Corporation, however designated and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof. Holders of StREITs(SM) to be redeemed shall surrender such StREITs(SM) at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If fewer than all of the outstanding StREITs(SM) are to be redeemed, the number of shares to be redeemed will be determined by the Corporation, and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Corporation.

          (b) Unless full cumulative dividends on all StREITs(SM) and all Parity Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no StREITs(SM) or Parity Shares shall be redeemed unless all outstanding StREITs(SM) and Parity Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of StREITs(SM) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding StREITs(SM) or Parity Shares, as the case may be. Furthermore, unless full cumulative dividends on all outstanding StREITs(SM) and Parity Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Corporation shall not purchase or otherwise acquire directly or indirectly any StREITs(SM) or Parity Shares (except by conversion into or exchange for shares of capital stock of the Corporation

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ranking junior to the StREITs(SM) and Parity Shares as to dividends and amounts upon liquidation).

          (c) Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of the StREITs(SM) at the address shown on the share transfer books of the Corporation. Each notice shall state: (i) the redemption date; (ii) the number of StREITs
(SM) to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for StREITs(SM) are to be surrendered for payment of the redemption price; and (v) that dividends on the StREITs(SM) will cease to accrue on such redemption date. If fewer than all StREITs(SM) are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of StREITs(SM) to be redeemed from each such holder. If notice of redemption of any StREITs(SM) has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of StREITs(SM) so called for redemption, then from and after the redemption date, dividends will cease to accrue on the StREITs(SM), such StREITs(SM) shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

          (d) The holders of StREITs(SM) at the close of business on a Dividend Record Date will be entitled to receive the dividends payable with respect to such StREITs(SM) on the corresponding Dividend Payment Date notwithstanding the redemption thereof between such Dividend Record Date and the corresponding Dividend Payment Date or the Corporation's default in the payment of the dividend due. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on StREITs(SM) which have been called for redemption.

          (e) The StREITs(SM) will not be subject to any sinking fund or mandatory redemption. However, in order to preserve the Corporation's status as a REIT, as defined in the Code, the StREITs(SM) may be subject to purchase by the Corporation, as provided in Article IV of the Articles of this Corporation.

     5.   Voting Rights.

          (a) Except as indicated in this Section 5, or except as otherwise from time to time required by applicable law, the holders of StREITs(SM) will have no voting rights.

          (b) If six quarterly dividends (whether or not consecutive) payable on the StREITs(SM) or any Parity Shares are in arrears, whether or not earned or declared, the number of directors then constituting the Board of Directors of the Corporation will be increased by two, and the holders of StREITs(SM), voting together as a class with the holders of any

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other series of Parity Shares with like voting rights, will have the right to elect two additional directors to serve on the Corporation's Board of Directors at any annual meeting of stockholders or a properly called special meeting of the holders of StREITs(SM) and such other Parity Shares until all dividends accumulated on such StREITs(SM) and Parity Shares have been declared and paid or set aside for payment. The term of office of all directors so elected will terminate with the termination of such voting rights.

          (c) The approval of two-thirds of the outstanding StREITs(SM), voting separately as a class, is required in order to (i) amend the Corporation's Articles Supplementary or Articles of Incorporation to affect materially and adversely the rights, preferences or voting power of the holders of the StREITs(SM), (ii) enter into a share exchange that affects the StREITs(SM), or consolidate with or merge the Corporation with or into any other corporation, unless in each such case each StREITs(SM) remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving entity having preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of the StREITs(SM), or (iii) authorize, reclassify, create or increase the authorized amount of any class of capital stock having rights senior to the StREITs(SM) with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the affairs of the Corporation. However, the Corporation may create additional classes of Parity Shares and shares ranking junior to the StREITs(SM) as to distributions or amounts upon liquidation, dissolution or winding up of the affairs of the Corporation ("Junior Shares"), increase the authorized number of Parity Shares and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of StREITs(SM) or Parity Shares.

          (d) Except as provided above and as required by law, the holders of StREITs(SM) are not entitled to vote on any merger or consolidation involving the Corporation, or a sale of all or substantially all of the assets of the Corporation.

     6.   Conversion.

     The StREITs(SM) are not convertible into or exchangeable for any other property or securities of the Corporation at the option of the holder.

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          IN WITNESS WHEREOF, NATIONWIDE HEALTH PROPERTIES, INC. has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Assistant Secretary on September 24, 1997.


WITNESS:                        NATIONWIDE HEALTH PROPERTIES, INC.

/s/ MARK L. DESMOND             By: /s/ R. BRUCE ANDREWS
--------------------                -------------------------------------
Mark L. Desmond                     R. Bruce Andrews
Assistant Secretary                 President and Chief Executive Officer



          THE UNDERSIGNED, President and Chief Executive Officer of NATIONWIDE HEALTH PROPERTIES, INC., who executed on behalf of the Corporation the Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                              /s/ R. BRUCE ANDREWS
                              --------------------------------
                                  R. Bruce Andrews